EXHIBIT 2

                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                           PHOENIX ENERGY GROUP, INC.
                                    AS SELLER

                                       AND

                         ARXA INTERNATIONAL ENERGY, INC.
                                    AS BUYER

                          EXECUTED ON OCTOBER 27, 1997
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                           PURCHASE AND SALE AGREEMENT

      This Purchase and Sale Agreement (the "AGREEMENT"), executed this 27th day of October 1997 and to be effective as of October 27, 1997 (the "EFFECTIVE DATE"), is between Phoenix Energy Group, Inc. a Texas corporation, whose offices are located at 110 Cypress Station Drive, Suite 280, Houston, TX 77090 ("SELLER"), and, Arxa International Energy, Inc., a Delaware corporation, whose offices are located at 25227 Grogan's Mill Road, The Woodlands, Texas 77381 ("BUYER").

                                    RECITALS:

      Buyer wishes to buy and Seller wishes to sell, transfer and assign to Buyer substantially all the assets of Seller, including without limitation, certain oil and gas properties.

      Accordingly, in consideration of the mutual promises contained in this Agreement, Buyer and Seller agree as follows:

ARTICLE 1. DEFINITIONS

The following terms shall have the meaning set forth opposite such term (and the definition of each such term is to be equally applicable to both singular and plural forms of such term):

      "AFFILIATE":                  means any Person that, directly or
                                    indirectly, controls or is controlled by or under common control with another Person.
                                    For purposes of this definition, "control"
                                    (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise.

      "CERCLA":                     means the Comprehensive Environmental
                                    Response, Compensation and Liability Act of
                                    1980 as amended, 42 USC Section 9601, et seq.

      "CODE": means the Internal Revenue Code of 1986, as amended.

      "EMPLOYEE" or "EMPLOYEES":    means the regular full and part time
                                    employees of the relevant employer.

      "EXCLUDED ASSETS":            means those assets of Seller's Business,
                                    which are not included in the Assets as
                                    described in Section 2.2.
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      "GOVERNMENTAL BODY":          means any court or any federal, state,
                                    municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      "IRS":                        means the Internal Revenue Service.

      "KNOWN" or "KNOWLEDGE":       Whenever a statement regarding the existence
                                    or absence of facts in this Agreement is qualified by such words as "to the Knowledge of" or "Known by", it is intended by the parties that the only information to be attributed to such party is information (i) in the case of Seller actually known to Craig L. Ford or Ken Koepke, or (ii) in the case of Buyer actually known to William J.
                                    Bippus or Greg Stephens, and unless
                                    otherwise specifically provided in this
                                    Agreement, no party is represented to have made a separate or special investigation or inquiry in connection with this Agreement to determine the existence or absence of facts in any statement qualified by phrases such as "Known by" or "to the Knowledge of".

      "LICENSES":                   means those licenses, permits or other
                                    consents required by the State of Texas, or any other Governmental Body.

      "LIEN": collectively means all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, reservations, restrictions and other encumbrances of any kind or nature.

     "MATERIAL ADVERSE EFFECT":     means (i) any change, development or effect
                                    (individually or in the aggregate) in the general affairs, management, business, results of operations, conditions (financial or otherwise), assets, liabilities or prospect (whether or not the result thereof would be covered by insurance) that would be material and adverse, taken as a whole, after giving effect to the transaction contemplated hereby, or (ii) any fact or development which would (individually or in the aggregate), after giving effect to the transaction contemplated hereby, impair a designated Person's ability or obligations to perform on a timely basis any material obligation he, she or it has under this Agreement.

      "ORDER": means any order, writ, injunction, decree, judgment, award or determination of any court or other Governmental Body.

      "PERMITS":                    means all permits, authorizations,
                                    certificates, approvals, registrations,
                                    variances, exemptions, franchises,
                                    privileges, immunities, grants, ordinances,
                                    Licenses, concessions, and other rights of every kind and character (i) under any (1) federal, state or foreign statute, ordinance or regulation, (2) Order or (3) contract with any Governmental Body or (ii) granted by any Governmental Body.

      "PERMITTED ENCUMBRANCES":     means (i) the Liens described or referred to
                                    in Exhibit 2.1, (ii) Liens for current Taxes and assessments not yet due and payable, including, but not limited to, Liens for nondelinquent ad valorem or personal property Taxes, nondelinquent statutory
                                    Liens arising other than by reason of any default on the part of Seller, and (iii) such Liens or minor imperfections of title as do not in any material respect detract from the value, and do not interfere with the present use of the property subject thereto.

      "PERSON":                     means any individual, partnership, joint
                                    venture, corporation, limited liability
                                    company, bank, trust, unincorporated
                                    organization, or Governmental Body.

      "RECORDS":                    means all of the books, files, records,
                                    data, papers and instruments of whatever nature and wherever located of the Seller, including, but not limited to, engineering, seismic, geological, geophysical and other technical data, accounting and financial records, contracts, receipts, maintenance records, personnel and contractor records, environmental records and reports, sales and property Tax records and returns, sales and rental records, and income Tax records and returns.

      "TAXES": means any federal, state, local or foreign income, sales, excise, real or personal property or other taxes, assessments, fees, levies, imposts, duties, or other charges of any nature whatsoever, including, but not limited to, interest, additions to tax and penalties thereon imposed by any law, rule or regulation.

ARTICLE 2.   PURCHASE AND SALE

2.1 The ASSETS. Subject to the terms of this Agreement, including specifically
Section 2.2 below, Seller agrees to sell and assign to Buyer and Buyer agrees to purchase and acquire from Seller at the Closing all of the assets, rights and properties of every kind and description of Seller, both tangible and intangible, real, personal and mixed (collectively the "Assets"), including, without limitation, the following items, free and clear of all Liens except Permitted Encumbrances (including those described in Exhibit 2.1) and those specifically permitted hereunder or in the Exhibits:

      2.1.1 The oil, gas and mineral lease(s) and other interests in oil and gas described in Exhibit 2.1.1 and all rights, privileges and obligations appurtenant to the leases (the "LEASES");

      2.1.2 All rights in any unit in which the Leases are included, to the extent that these rights arise from and are associated with the Leases, including without limitation all rights derived from any unitization, pooling, operating, communitization or other agreement or from any declaration or Order of any Governmental Body;

      2.1.3 All oil, gas and condensate wells (whether producing, not producing or temporarily abandoned but not permanently abandoned wells), water source, water injection and other injection or disposal wells, located on the Leases or lands unitized or pooled with the Leases ("WELLS"), including without limitation those wells listed on Exhibit 2.1.3;

      2.1.4 All equipment, pipelines, facilities and other personal property on the Leases used in developing or operating the Leases or producing, treating, storing, compressing, processing, gathering, or transporting hydrocarbons on or from the Leases;

      2.1.5 All easements, rights-of-way, Licenses, Permits, servitudes and similar interests applicable to or used in operating the Leases or the personal property described above, to the extent they are assignable or transferable and subject to any consents to assignment or transfer to which they may be subject;

      2.1.6 All contracts and contractual rights, obligations and interests relating to the Leases, including without limitation, unit agreements, farmout agreements, farm-in agreements, operating agreements, and hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements (the Seller's "RELATED CONTRACTS"), including without limitation those Related Contracts described in Exhibit 2.1.6;

      2.1.7 All hydrocarbon production from the Wells and Leases;

      2.1.8 All original Records (but, to the extent such Records and files also relate to any Excluded Assets, copies thereof);

      2.1.9 All accounts receivable and payable, all bank accounts, credits due and debts owed, all audit adjustment claims and all refunds due;

      2.1.10 Seller's corporate offices and all related fixtures, equipment, office space, furniture, automobiles, computers, leasehold improvements, signage, all property located at 110 Cypress Station Drive, Suite 280, Houston, Texas on the Closing Date (including all supplies) and all tangible personal property of Seller, all of which is itemized on Exhibit 2.1.10 (herein collectively designated "FIXED ASSETS") and all leases, contracts or rental agreements related to the Fixed Assets;

      2.1.11 All of Seller's rights and titles in and to any trade names used by Seller;

      2.1.12  All of Seller's interest in and to telephone numbers;

      2.1.13 All goodwill associated with Seller, all assignable Licenses and Permits with respect to Seller, all express and implied warranties from Seller's vendors relating to the Fixed Assets that are freely transferable, and all other freely transferable and assignable interests of Seller.

2.2 EXCLUDED ASSETS. Buyer shall not buy and does not agree to pay for any asset of Seller other than those included in the "Assets" such non-purchased assets being the "EXCLUDED ASSETS". It is specifically acknowledged that the Assets do not include (i) Ten thousand dollars ($10,000.00) cash which shall remain in the account of Seller, (ii) items of damaged, spoiled or unsalable inventory, (iii) Seller's corporate minute book, original tax returns and related records.

ARTICLE 3.  PURCHASE PRICE

3.1 PURCHASE PRICE. Buyer shall pay and deliver to Seller as full consideration for the Assets, and in consideration of the covenants and agreements contained herein, the Purchase Price (as hereinafter defined). The aggregate "PURCHASE PRICE" for the Assets shall be payable upon the Closing as follows: (i) Buyer shall issue to Seller 12,786,310 fully paid and non-assessable shares of common stock, par value $0.001 per share, of Buyer (the Stock), and (ii) Buyer shall issue to Seller warrants to purchase 3,297,000 shares of the common stock of Buyer a price per $2.00 per share in the form of Exhibit 3.1 (the "WARRANTS"). Seller acknowledges that the certificate(s) representing the Stock and the Warrants shall bear a legend stating that such securities have not been registered under the Securities Act of 1933 nor under any state securities or blue sky laws. Seller acknowledges that the certificate(s) representing the stock issued upon exercise of the Warrants shall bear a legend stating that such securities have not been registered under the Securities Act of 1933 nor under any state securities or blue sky laws.

3.2 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated, pursuant to Section 1060 of the Code, in accordance with Exhibit 3.2. It is agreed that the values set out in Exhibit 3.2 represent the fair market values of the respective Assets. Buyer and Seller agree to report this transaction for federal income tax purposes on IRS Form 8594 in substantially the form made part of Exhibit 3.2. However, if the IRS takes a position with respect to one party that is inconsistent with any allocation made above, the other party may take a protective position adopting the IRS' contention until the controversy is resolved.

3.3 ASSUMPTION OF CERTAIN SPECIFIC LIABILITIES. At the Closing, Buyer shall assume and agree to pay or discharge when due the following obligations and liabilities of Seller:

      (a) obligations to suppliers for goods ordered by Seller in the ordinary course of business prior to closing for delivery to the Business (all of which goods, when delivered shall become the property of Buyer);

      (b) ad valorem taxes for the calendar year 1997 for the real and personal property of Seller included in the Assets;

      (c) all the rights, duties, obligations and liabilities of ownership of the Assets arising after the Closing and assumption of the Assumed Liabilities, including without limitation: (i) all of the express and implied obligations and covenants under the terms of the Seller's Disclosed Contracts; (ii) responsibility for all royalties, overriding royalties, production payments, net profits obligations, rentals, shut-in payments and other burdens or encumbrances to which the Assets are subject; and (iii) all other obligations assumed by Buyer under this Agreement;

      (d) the following obligations of Seller related to the Assets, whether arising before or after the Effective Date (the "PLUGGING AND ABANDONMENT OBLIGATIONS"): (i) plugging, and abandoning all Wells; (ii) removing and disposing of all structures and equipment located on or comprising part of the Assets; (iii) the necessary and proper capping and burying of all associated flow lines located on or comprising part of the Assets; (iv) restoring the leasehold premises of the Assets, both surface and subsurface, to the condition they were in before commencement of oil and gas operations, as may be required by applicable laws, regulation or contract; and (v) any necessary disposal of Assets contaminated by naturally occurring radioactive material ("NORM"). Buyer's obligations under this subsection 3.3(e) include without limitation obligations arising from contractual requirements and demands made by authorized regulatory bodies or parties claiming a vested interest in the Assets; and

      (e) the following occurrences, events and activities on or relating to the Assets, whether arising before or after the Effective Date (the "ENVIRONMENTAL OBLIGATIONS"): (i) environmental pollution or contamination, including pollution of the soil, groundwater or air; (ii) underground injection activities and waste disposal on-site or offsite; (iii) clean-up responses, and the cost of remediation, control or compliance with respect to surface and subsurface pollution caused by spills, pits, ponds or lagoons; (iv) failure to comply with applicable land use, surface disturbance, licensing or notification requirements; and (v) violation of environmental or land use rules, regulations, demands or Orders of appropriate Governmental Bodies.

      Buyer shall not assume and does not agree to pay or discharge any other debt, obligation or liability of Seller. The parties expressly agree that Seller shall remain liable for all of the contracts, agreements, commitments and undertakings of Seller not expressly assumed by Buyer pursuant to this Agreement. Seller expressly agrees to pay all of its trade accounts payable, accrued expenses, debts and any other liabilities in the due course of its business through the Closing.

      The debts, liabilities and obligations to be assumed by Buyer under this
Section 3.3 are herein designated the "ASSUMED LIABILITIES". The assumption by Buyer of the Assumed Liabilities shall not enlarge any rights or remedies of any third parties under any contracts or arrangements with Seller, except to the extent the other parties to such contracts become able to enforce such contracts against Buyer.

ARTICLE 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Buyer hereby represents, warrants and covenants to Seller as follows, all of which covenants, representations and warranties shall be true, correct and performed at the Closing and as of the Closing Date:

      4.1.1 INCORPORATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Exhibit 4.1.1(a) is a true and correct copy of the certificate of incorporation of Buyer in effect on the Effective Date and on the Closing Date.
Exhibit 4.1.1(b) is a true and correct copy of the by-laws of Buyer in effect on the Effective Date and on the Closing Date.

      4.1.2 REQUISITE APPROVALS. Buyer has taken all necessary actions pursuant to its Certificate of Incorporation, By-laws and other governing documents to fully authorize it to consummate the transaction contemplated by this Agreement other than fulfillment of the conditions precedent set forth in Article 7.

      4.1.3 VALIDITY OF OBLIGATION. Buyer has all the requisite power and authority to enter into and perform this and the other contracts or documents contemplated herein (hereinafter designated "ANCILLARY DOCUMENTS") and this Agreement and the Ancillary Documents do and will constitute valid and binding legal obligations of Buyer enforceable in accordance with the respective terms thereof, subject to (i) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court, and (ii) bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

      4.1.4 IMPEDIMENTS TO CONSUMMATION OF AGREEMENT. Buyer's execution, delivery and performance of this Agreement does not and will not constitute or result in the conflict with, or breach or default of or under, any agreement or instrument (written or oral) to which Buyer is a party, or any law, rule, regulation, ordinance, judgment, decree, License, Permit or Order to which it is subject and does not or will not result in the creation of any Lien that will have a Material Adverse Effect on the Buyer or its business or assets.

      4.1.5 NO OTHER AGREEMENTS. Except as listed on Exhibit 4.1.5, no Person has any agreement option, understanding or commitment, or any right or privilege (whether by law or contractual) capable of becoming an agreement, option or commitment for the purchase, assignment, License or exercise of any of the rights, benefits or use of any of the assets of Buyer. Buyer has not granted any special or general power of attorney to any Person that will or could continue in effect after the Closing Date and that might affect the ownership, operation or other aspect of any of the assets of Buyer.

      4.1.6 BANKRUPTCY. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to its Knowledge, threatened against Buyer. Buyer is not insolvent and has not had any execution, charging order, levy or distress warrant become enforceable or become levied upon any of its assets.

      4.1.7 BROKER'S FEES. All negotiations relative to this Agreement, the Ancillary Documents and transactions contemplated hereby have been carried on by Buyer and its counsel directly with Seller and its counsel and by counsel representing both Buyer and Seller in this transaction, without the intervention of any Person in any such manner as to give rise to any valid claim against any of the parties for a brokerage commission, finder's fee or similar payment.

      4.1.8 INDEPENDENT EVALUATION. Buyer is experienced and knowledgeable in the oil and gas business. Buyer has been advised by and has relied solely on its own expertise and legal, accounting, tax, reservoir engineering, environmental and other professional counsel concerning this transaction, the Assets and the value thereof.

      4.1.9 QUALIFICATION. Buyer or its designated agent is now or at Closing will be, and thereafter will continue to be, qualified to operate oil, gas and mineral leases in all jurisdictions in which Buyer will assume operations, including meeting all bonding requirements.

      4.1.10 SECURITIES LAWS. Buyer has complied with all federal and state securities laws, if any, applicable to the purchase of the Assets.

      4.1.11 CERTAIN TRANSACTIONS. All transactions during Buyer's last full fiscal year between the Buyer and any person who is or was during such last fiscal year, an officer, director or 5% stockholder of Buyer have been accurately disclosed in the consolidated financial statements of Buyer as of the last fiscal year and the terms of each such transaction were in all material respects fair to Buyer.

      4.1.12 EMPLOYEE BENEFIT PLAN. Buyer has no and has had no employee benefit plans ("Employee Benefit Plan"), as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation or welfare benefit plan, program, agreement or arrangement of, or applicable to Employees of Buyer or its Subsidiaries.

      4.1.13 EMPLOYMENT LAWS. Each of Buyer and its Subsidiaries is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its Employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no actual or threatened claims of Employees or former Employees of the Buyer or its Subsidiaries against Buyer or its Subsidiaries.

      4.1.14 INTERNAL ACCOUNTING CONTROLS. Buyer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization: (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination ("GAAP") and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      4.1.15 CAPITALIZATION. All outstanding shares of capital stock of the Subsidiaries of Buyer have been duly authorized and validly issued, are fully paid and non-assessable, and are owned, directly or indirectly, by Buyer free and clear of all liens, encumbrances and security interests. No options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in any Subsidiary of Buyer are outstanding.

The authorized capitalization of Buyer is 100,000,000 shares of common stock, par value $0.001 per share, of which 7,520,181 shares, not including the Stock, are issued and outstanding or committed to be issued and outstanding as of the Closing Date, and 2,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of capital stock of the Buyer are duly authorized, validly issued, fully paid and non-assessable, were offered and sold in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

Exhibit 4.1.15(a) lists all of the shareholders of Buyer who are beneficial owners of more than 5% of the issued and outstanding shares of common stock of Buyer and the number of shares owned by each.

Exhibit 4.1.15(b) lists all holders of warrants to purchase the capital stock of Buyer and a general description of the material terms thereof, including the number of shares each of them is entitled to purchase and the price at which they may be purchased.

Exhibit 4.1.15(c) lists all holders of options to purchase the capital stock of Buyer and a general description of the material terms of each, including the number of shares each of them is entitled to purchase and the price at which they may be purchased.

Except as listed on Exhibit 4.1.15(d), Buyer does not own any capital stock, bond or other security of or have any equity, profits, participating or proprietary interest in, any corporation, partnership, joint venture, limited liability company, trust or unincorporated association. The entities listed on
Exhibit 4.1.15(d) are referred to herein as Buyer's "SUBSIDIARIES."

      4.1.16 REGISTRATION RIGHTS. Except as set forth in Exhibit 4.1.16, no Person has any right to register or to cause Buyer to register any securities of Buyer including shares of Buyer's capital stock or shares issuable upon the exercise of outstanding warrants, options, convertible securities or other rights to acquire shares of such capital stock exist.

      4.1.17 OPTIONS, WARRANTS, ETC. Except as set forth on Exhibit 4.1.17, there are no bonds, notes, debentures, warrants, preferred shares or other securities of Buyer which may, either directly or indirectly, be converted to stock of Buyer.

      4.1.18 LAWSUITS AND CLAIMS. Except as set forth on Exhibit 4.1.18, neither Buyer nor any of Buyers Subsidiaries has notice of any suit, action, proceeding, arbitration, investigation, claim or demand pending or threatened against Buyer or any of its Subsidiaries and to the Knowledge of Buyer, there are no lawsuits, claims, or demands pending or threatened in writing against Buyer or any Subsidiary of Buyer or the operator of any portion of the assets of Buyer or any of Buyer's Subsidiaries, nor any compliance orders or notices of probable violation or similar governmental agency actions relating to the assets of Buyer or any of its Subsidiaries, nor, to the Knowledge of Buyer, do any facts exist which might result in any such action, suit, proceeding, arbitration or investigation. Buyer is not in default with respect to any Order or any decision of an arbitrator.

      4.1.19 TAXES. There are no federal, state or local Tax liens filed against Buyer or encumbering any of its Assets. Buyer duly and timely filed all Tax reports and returns which are required to be filed and has timely paid (i) all Taxes shown as being owing on said returns and (ii) all assessments received by Buyer to the extent that such Taxes have become due.

      4.1.20 CERTAIN CONTRACTS. Certain material or significant contracts of Buyer are referenced on Exhibit 4.1.20 (herein designated "BUYER'S DISCLOSED CONTRACTS"). Except as described in Exhibit 4.1.20, there are no Liens which might affect title to, or exclusive possession and use of, or any other right of Buyer to the benefits of, any or all of Buyer's contractual rights or benefits with regard to the Buyer's Disclosed Contracts. Buyer has no Knowledge that Buyer is in default or breach of any material obligation under the Buyer's Disclosed Contracts or any other contract, arrangement or commitment, and Buyer has no Knowledge of any facts which, after notice or lapse of time, or both, would constitute such a default or breach. To the Knowledge of Buyer, each of the Buyer's Disclosed Contracts is in good standing and in full force and effect without amendment thereto (except for written amendments referenced in Exhibit 4.1.20), and Buyer is entitled to all benefits thereunder. Buyer has no Knowledge of any party to any of the Buyer's Disclosed Contracts having an intention to terminate, whether by notice or breach, any of the Buyer's Disclosed Contracts. Buyer has no Knowledge that any party to any of the Buyer's Disclosed Contracts is in material default or breach of any of such party's obligations thereunder.

      4.1.21 BUYER'S ASSETS. Since July 31, 1997, Buyer has not sold, transferred, leased, distributed or otherwise disposed of any of its assets, or agreed to or entered into negotiations to do so, except for sales in the ordinary course of business or the disposition of immaterial assets in the ordinary course of business or which are not necessary or advisable to the efficient operations of its business.

      4.1.22 HEALTH, SAFETY OR ENVIRONMENTAL MATTERS. To the Knowledge of Buyer, Buyer is not in violation of, or and has not violated, or is not and has not been in non-compliance with, in any material respect, any Health, Safety and Environmental Laws in connection with the ownership, use, maintenance or operation of, or conduct of business related to Buyer. As used in this Agreement, "HEALTH, SAFETY AND ENVIRONMENTAL LAWS" means any applicable federal, state, or local laws, rules, or regulations, common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative orders or judgments, relating to health, safety, industrial hygiene, pollution or environmental matters currently in effect.

      4.1.23 ABSENCE OF CHANGES. Except as disclosed in Exhibit 4.1.23, and except as may have occurred in the ordinary course of business, there has been no Material Adverse Effect in the business, financial condition or results of operations of Buyer from that reflected in the July 31, 1997 financial statements. Since July 31, except as referenced in Exhibit 4.1.23, Buyer has:

            (a) conducted its operations in the ordinary course;

            (b) not entered into any material transaction or contract, or amended or terminated any material transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business;

            (c) not mortgaged, sold, transferred, distributed or otherwise disposed of any of its material assets, except in the ordinary course of business;

            (d) not experienced any damage, destruction or loss to any of its material assets except in the ordinary course of business and except to the extent that any such assets damaged, destroyed or losses have been repaired or replaced; and

            (e) not made or agreed to make any capital expenditures for additions to property or equipment.

      4.2 SELLER'S REPRESENTATIONS. Seller hereby represents, warrants and covenants to Buyer as follows, all of which covenants, representations and warranties shall be true, correct and performed at the Closing and as of the Closing Date:

      4.2.1 INCORPORATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Exhibit 4.2.1(a) is a true and correct copy of the articles of incorporation of Seller in effect on the Effective Date and on the Closing Date.
Exhibit 4.2.1(b) is a true and correct copy of the by-laws of Seller in effect on the Effective Date and on the Closing Date.

      4.2.2 REQUISITE APPROVALS. Seller has taken all necessary actions pursuant to its Articles of Incorporation, By-laws and other governing documents to fully authorize it to consummate the transaction contemplated by this Agreement other than fulfillment of the conditions precedent set forth in Article 7. Seller held a meeting of its shareholders on September 17, 1997, which approved the transactions contemplated by this Agreement.

      4.2.3 VALIDITY OF OBLIGATION. Seller has all the requisite power and authority to enter into and perform this and the Ancillary Documents, and this Agreement and the Ancillary Documents do and will constitute valid and binding legal obligations of Seller enforceable in accordance with the respective terms thereof, subject to (i) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court, and (ii) bankruptcy, insolvency, moratorium, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally.

      4.2.4 IMPEDIMENTS TO CONSUMMATION OF AGREEMENT. Seller's execution, delivery and performance of this Agreement does not and will not constitute or result in the conflict with, or breach or default of or under, any agreement or instrument (written or oral) to which Seller is a party, or any law, rule, regulation, ordinance, judgment, decree, License, Permit or Order to which it is subject and does not or will not result in the creation of any Lien that will have a Material Adverse Effect on Seller or its business or assets.

      4.2.5 NO OTHER AGREEMENTS. Except as listed on Exhibit 4.2.5, no Person has any agreement option, understanding or commitment, or any right or privilege (whether by law or contractual) capable of becoming an agreement, option or commitment for the purchase, assignment, License or exercise of any of the rights, benefits or use of any of the Assets. Seller has not granted any special or general power of attorney to any Person that will or could continue in effect after the Closing Date and that might affect the ownership, operation or other aspect of any of the Assets.

      4.2.6 BANKRUPTCY. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to its Knowledge, threatened against Seller. Seller is not insolvent and has not had any execution, charging order, levy or distress warrant become enforceable or become levied upon any of its assets.

      4.2.7 BROKER'S FEES. All negotiations relative to this Agreement, the Ancillary Documents and transactions contemplated hereby have been carried on by Buyer and its counsel directly with Seller and its counsel and by counsel representing both Buyer and Seller in this transaction, without the intervention of any Person in any such manner as to give rise to any valid claim against any of the parties for a brokerage commission, finder's fee or similar payment.

      4.2.8 INDEPENDENT EVALUATION. Seller is experienced and knowledgeable in the oil and gas business. Seller has been advised by and has relied solely on its own expertise and legal, accounting, tax, reservoir engineering, environmental and other professional counsel concerning this transaction, Buyer's business, and the value thereof.

      4.2.9 CERTAIN TRANSACTIONS. All transactions during Seller's last full fiscal year between the Seller and any person who is or was during such last fiscal year, an officer, director or 5% stockholder of Seller have been accurately disclosed in the consolidated financial statements of Seller as of the last fiscal year and the terms of each such transaction were in all material respects fair to Seller.

      4.2.10 EMPLOYEE BENEFIT PLAN. Seller has no and has had no employee benefit plans ("Employee Benefit Plan"), as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and no bonus, retirement, pension, profit sharing, stock bonus, thrift, stock option, stock purchase, incentive, severance, deferred or other compensation or welfare benefit plan, program, agreement or arrangement of, or applicable to Employees of Seller or its Subsidiaries.

      4.2.11 EMPLOYMENT LAWS. Each of Seller and its Subsidiaries is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its Employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no actual or threatened claims of Employees or former Employees of the Seller or its Subsidiaries against Seller or its Subsidiaries.

      4.2.12 INTERNAL ACCOUNTING CONTROLS. Seller maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization: (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination ("GAAP") and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      4.2.13 SUBSIDIARIES. Except as listed on Exhibit 4.2.13, Seller does not own any capital stock, bond or other security of or have any equity, profits, participating or proprietary interest in, any corporation, partnership, joint venture, limited liability company, trust or unincorporated association. The entities listed on Exhibit 4.2.14 are referred to as Seller's "SUBSIDIARIES."

      4.2.14 LAWSUITS AND CLAIMS. Except as set forth on Exhibit 4.2.14, neither Seller nor any of Seller's Subsidiaries has notice of any suit, action, proceeding, arbitration, investigation, claim or demand pending or threatened against Seller or any of its Subsidiaries and to the Knowledge of Seller, there are no lawsuits, claims, or demands pending or threatened in writing against Seller or any Subsidiary of Seller or the operator of any portion of the Assets, nor any compliance orders or notices of probable violation or similar governmental agency actions relating to the assets of Seller or any of its Subsidiaries, nor, to the Knowledge of Seller, do any facts exist which might result in any such action, suit, proceeding, arbitration or investigation. Seller is not in default with respect to any Order or any decision of an arbitrator.

      4.2.15 TAXES. There are no federal, state or local Tax liens filed against Seller or encumbering any of the Assets. Seller duly and timely filed all Tax reports and returns which are required to be filed and has timely paid (i) all Taxes shown as being owing on said returns and (ii) all assessments received by Seller to the extent that such Taxes have become due.

      4.2.16 COMPLIANCE WITH LAWS. Seller has no notice to the effect that any portion of the Assets has been or is being operated in violation of any applicable law, rule, regulation or Order of a Governmental Body with jurisdiction, including without limitation, any environmental laws, rules, Orders or regulations of any federal, state or municipal body, CERCLA, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, the Toxic Substance Control Act, and the Hazardous Materials Transportation Act, and to Seller's Knowledge, the Assets has been operated prior to the Effective Date in substantial compliance with all applicable laws, rules, regulations and Orders of all Governmental Bodies with jurisdiction over the Assets, including without limitation all environmental laws, rules, Orders or regulations of all federal, state or municipal body, CERCLA, the Resource Conservation and Recovery Act of 1976, as amended the Safe Drinking Water Act, the Toxic Substance Control Act, and the Hazardous Materials Transportation Act and Seller is not in default under any Permit, License or agreement relating to the operation and maintenance of the Assets.

      4.2.17 OPEN AFES. Except as set forth on Exhibit 4.2.17, there are no outstanding authorizations for expenditures related to the Assets, which individually exceed $5,000.

      4.2.18 CONTRACTS. Prior to or contemporaneous herewith, Seller has provided Seller with copies of the Leases and all other material or significant contracts to which Seller is a party, which Leases and material or significant contracts are collectively referenced on Exhibit 4.2.18 (herein designated "SELLER'S DISCLOSED CONTRACTS"). Except as described in Exhibit 4.2.18, there are no Liens which might affect title to, or exclusive possession and use of, or any other right of Seller to the benefits of, any or all of Seller's contractual rights or benefits with regard to the Disclosed Contracts. Seller has no Knowledge that Seller is in default or breach of any material obligation under the Seller's Disclosed Contracts or any other contract, arrangement or commitment, and Seller has no Knowledge of any facts which, after notice or lapse of time, or both, would constitute such a default or breach. To the Knowledge of Seller, each of Seller's Disclosed Contracts is in good standing and in full force and effect without amendment thereto (except for written amendments referenced in Exhibit 4.2.18), and Seller is entitled to all benefits thereunder. Seller has no Knowledge of any party to any of the Seller's Disclosed Contracts having an intention to terminate, whether by notice or breach, any of the Seller's Disclosed Contracts. Seller has no Knowledge that any party to any of the Seller's Disclosed Contracts is in material default or breach of any of such party's obligations thereunder. To Seller's Knowledge all payments (including, without limitation, royalties, delay rentals, shut-in royalties, production payments, and valid calls under unit or operating agreements) due under the Seller's Disclosed Contracts have been timely paid.

      4.2.19 OPERATION OF THE ASSETS. To Seller's Knowledge, the operators of the Wells have operated them in a good and workmanlike manner in accordance with good oil field practices.

      4.2.20 PERFORMANCE OF OBLIGATIONS. Seller, and to Seller's Knowledge, the operators of the Wells, have complied with and performed all terms and conditions of the Leases, whether express or implied, and made all payments due under the Leases and no Lease has been forfeited, released, terminated or surrendered.

      4.2.21 PURCHASE FOR OWN ACCOUNT. The Stock is being acquired for the Seller's own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (Securities Act) or the securities laws of any state, without prejudice, however, to the rights of the Seller at all times to sell or otherwise dispose of all or any part of its Stock, under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If the Seller should in the future decide to dispose of any of the Stock, Seller understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws as then in effect. Seller agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Stock to be issued upon conversion or exercise thereof to the following effect:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

      Seller agrees to Buyer's issuance of "Stop Transfer" instructions to the Transfer Agent.

      4.2.22 ASSETS. Since September 30,1997, Seller has not sold, transferred, leased, distributed or otherwise disposed of any of its assets, or agreed to or entered into negotiations to do so, except for sales in the ordinary course of business or the disposition of immaterial assets in the ordinary course of business or which are not necessary or advisable to the efficient operations of its business.

      4.2.23 HEALTH, SAFETY OR ENVIRONMENTAL MATTERS. To the Knowledge of Seller, Seller is not in violation of, or and has not violated, or is not and has not been in non-compliance with, in any material respect, any Health, Safety and Environmental Laws in connection with the ownership, use, maintenance or operation of, or conduct of business related to Seller. As used in this Agreement, "HEALTH, SAFETY AND ENVIRONMENTAL LAWS" means any applicable federal, state, or local laws, rules, or regulations, common law or strict liability provisions, and any judicial or administrative interpretations thereof, including any judicial or administrative Orders or judgments, relating to health, safety, industrial hygiene, pollution or environmental matters currently in effect.

      4.2.24 FINANCIAL STATEMENTS. The following financial statements have been delivered to Buyer and are attached as Exhibit 4.2.24 (all of which financial statements are herein designated "SELLER'S FINANCIAL STATEMENTS": financial statements for the fiscal year ended 1996 and for the nine (9) months ended September 30, 1997. The Seller's Financial Statements have been prepared from the books and records of the Seller in conformity with the accounting principles historically employed by the Seller applied on a basis consistent with preceding years and throughout the periods involved, and present fairly the financial positions of the Seller as of the date of the respective Seller's Financial Statements. Seller has no liabilities other than (i) those set forth or reserved against in the most recent Seller's Financial Statements, (ii) those incurred since the ending date of the most recent Seller's Financial Statements in the ordinary course of business, and (iii) those disclosed in Exhibit 4.1.24. Seller has no contingent or contested liabilities.

      4.2.25 ABSENCE OF CHANGES. Except as disclosed in Exhibit 4.2.25, and except as may have occurred in the ordinary course of business, since September 30, 1997 there has been no Material Adverse Effect in the business, financial condition or results of operations of Seller from that reflected in the most recent September 30, 1997 financial statements. Since September 30, 1997, except as referenced in Exhibit 4.2.25, Seller has:

            (a)  conducted its operations in the ordinary course;

            (b) not entered into any material transaction or contract, or amended or terminated any material transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business;

            (c) not mortgaged, sold, transferred, distributed or otherwise disposed of any of its material assets, except in the ordinary course of business;

            (d) not experienced any damage, destruction or loss to any of its material assets except in the ordinary course of business and except to the extent that any such assets damaged, destroyed or losses have been repaired or replaced; and

            (e) not made or agreed to make any capital expenditures for additions to property or equipment.

4.3 NOTICE. Seller and Buyer shall each give the other prompt written notice of any matter materially affecting any of its representations or warranties under this Article 4 or rendering any such warranty or representation untrue.

ARTICLE 5. WARRANTIES

5.1 TITLE; ENCUMBRANCES. SELLER SELLS AND TRANSFERS THE PROPERTY TO BUYER SUBJECT TO ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS AND ENCUMBRANCES, AND WITHOUT WARRANTY OF TITLE EXPRESS, STATUTORY, OR IMPLIED, EXCEPT BY, THROUGH AND UNDER SELLER AND AS SET FORTH IN THIS SECTION 5.1. SELLER HEREBY WARRANTS THAT SELLER HAS NOT ALLOWED ANY LIENS, MORTGAGES, SECURITY INTERESTS AND SIMILAR ENCUMBRANCES TO BE PLACED ON THE REAL PROPERTY INTERESTS WHICH ARE INCLUDED IN THE ASSETS. SELLER HEREBY WARRANTS GOOD AND DEFENSIBLE TITLE TO THE REAL PROPERTY BY, THROUGH AND UNDER SELLER BUT NOT OTHERWISE AND AGREES TO INDEMNIFY AND SAVE BUYER HARMLESS, INCLUDING WITHOUT LIMITATION FOR REASONABLE ATTORNEY'S FEES, FEES OF EXPERTS AND COURT COSTS, FROM AND AGAINST ALL ADVERSE CLAIMS TO THE TITLE TO THE REAL PROPERTY INCLUDED IN THE ASSETS BY THROUGH OR UNDER SELLER. SELLER AGREES THAT BUYER IS HEREBY SUBROGATED TO ANY AND ALL RIGHTS THAT SELLER MAY HAVE AGAINST ANY PREDECESSOR OF SELLER WITH RESPECT TO TITLE TO THE REAL PROPERTY INCLUDED IN THE ASSETS OR CLAIMS AGAINST SUCH TITLE. SELLER HEREBY REPRESENTS AND WARRANTS THAT TO THE BEST OF ITS KNOWLEDGE, ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS AND ENCUMBRANCES ARE DISCLOSED.

5.2 OTHER ASSET WARRANTIES. EXCEPT AS OTHERWISE PROVIDED IN SECTION 5.1, BUYER ACCEPTS THE ASSETS "AS IS", "WHEREIS"AND "WITH ALL FAULTS".

5.3 INFORMATION ABOUT THE ASSETS. SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS; (II) THE QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS; (III) THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (IV) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS, OR (V) THE ENVIRONMENTAL CONDITION OF THE ASSETS. ANY AND ALL DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER'S RELIANCE ON OR USE OF THE SAME IS AT BUYER'S SOLE RISK.

5.4 NORM. BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT OIL AND GAS PRODUCING FORMATIONS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE MATERIAL ("NORM"). SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON EQUIPMENT AND OTHER PROPERTY. SOME OR ALL OF THE EQUIPMENT, MATERIALS AND OTHER PROPERTY INCLUDED IN THE ASSETS MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS. A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY. THEREFORE, BUYER MAY NEED TO FOLLOW SAFETY PROCEDURES WHEN HANDLING THIS EQUIPMENT, AND OTHER PROPERTY.

ARTICLE 6. PRE-CLOSING OBLIGATIONS

6.1 PERMITS AND APPROVALS. Seller and Buyer will use their respective best efforts to obtain all necessary consents, approvals, or filings for the sale of the Assets and consummation of the transaction contemplated hereby as may be required under any their charters, bylaws or any agreement or governmental law or regulation.

6.2 INTERIM OPERATIONS OF BUYER. During the period from and after the Effective Date or date of execution of this Agreement and until the Closing Date, except with the prior written consent of the Seller, Buyer will conduct its business only in the ordinary and normal course consistent with past practice.
Additionally:

      6.2.1 MAINTENANCE OF ASSETS. Buyer will not sell or dispose of any asset of Buyer or any of its Subsidiaries (except for the sale of hydrocarbons on a month to month basis in the normal course of business) nor shall Buyer enter into any agreement to do so or allow any of its Subsidiaries to enter into any agreement to do so.

      6.2.2 OFFICERS AND EMPLOYEES. Except as provided in Article 9, Buyer will not (i) increase the compensation paid to any officer of Buyer or its Subsidiaries, (ii) grant to any officer of Buyer or its Subsidiaries any stock of Buyer or its Subsidiaries or any warrant or option to purchase stock of Buyer or any of its Subsidiaries, (iii) enter into any severance, employment or consulting agreement or amend or modify any severance, employment or consulting agreement, (iv) hire any new Employee or consultant, (v) enter into any agreement to do any of the foregoing, or (vi) allow any of its Subsidiaries to do any of the foregoing.

      6.2.3 CONTRACTS. Except as provided in Article 9 of this Agreement, Buyer will not enter into any contract or agreement except those contracts and/or agreements necessary for the day to day operation of Buyer and will not allow any of its Subsidiaries enter into any contract or agreement except those contracts and/or agreements necessary for the day to day operation of such Subsidiary.

      6.2.4 CORPORATE ORGANIZATION. Buyer will not (i) issues new shares of any class or series of the capital stock of Buyer (except to Seller pursuant to this Agreement), or allow its Subsidiaries to do so; (ii) purchase any shares of the capital stock of Buyer or its subsidiaries or allow its Subsidiaries to do so;
(iii) authorize or issue any new class or series of shares of Buyer or allow its Subsidiaries to authorize or issue any new class or series of their shares; (iv) issue any debt instrument or incur any debt or allow its Subsidiaries to do so;
(v) alter, modify or amend Buyer's certificate of incorporation, by-laws or other governing document or allow its Subsidiaries to alter, modify or amend their certificates or articles of incorporation, by-laws or other governing documents; (vi) form any additional Subsidiary of Buyer; (vii) or enter into any agreement to do any of the foregoing.

6.3 INTERIM OPERATIONS OF SELLER. During the period from and after the [Effective Date or date of execution of this Agreement] and until the Closing Date, except with the prior written consent of the Buyer, Seller will conduct its business only in the ordinary and normal course consistent with past practice. Additionally:

      6.3.1 MAINTENANCE OF ASSETS. Seller will not sell or dispose of any asset of Seller or any of its Subsidiaries (except for the sale of hydrocarbons on a month to month basis in the normal course of business) nor shall Seller enter into any agreement to do so or allow any of its Subsidiaries to enter into any agreement to do so.

      6.3.2 OFFICERS AND EMPLOYEES. Except as provided in Article 9, Seller will not (i) enter into any severance, employment or consulting agreement or amend or modify any severance, employment or consulting agreement, (ii) hire any new Employee or consultant, (iii) enter into any agreement to do any of the foregoing, or (iv) allow any of its Subsidiaries to do any of the foregoing.

      6.3.3 CONTRACTS. Except as provided in Article 9 of this Agreement, Seller will not enter into any contract or agreement except those contracts and/or agreements necessary for the day to day operation of Seller and will not allow any of its Subsidiaries enter into any contract or agreement except those contracts and/or agreements necessary for the day to day operation of such Subsidiary.

ARTICLE 7. CLOSING

7.1 CLOSING DATE. The closing of this purchase and sale (the "CLOSING") will occur on October 27, 1997 in the offices of Salem Partners Inc. in New York, New York, the parties agree to use their best efforts to consummate the Closing by October 30, 1997.

7.2 CONDITIONS TO THE OBLIGATIONS OF BUYER. Unless waived (in whole or in part) in writing by Buyer the obligations of Buyer hereunder are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions precedent by Seller:

      7.2.1 NO MATERIAL ERRORS. The representations and warranties of Buyer in
Article 4 hereof shall be deemed to have been made again on the Closing Date and must be then true and correct, subject to any changes contemplated by this Agreement.

      7.2.2 CERTIFICATE OF SELLER. Seller shall have delivered to Buyer a certificate, dated as of the Closing Date and executed by a duly authorized representative of Seller certifying that the conditions specified in Sections
7.2.1 and 7.2.3 hereof have been fulfilled.

      7.2.3 COMPLIANCE WITH AGREEMENT. All of the terms and conditions of this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been complied with and performed.

      7.2.4 APPROVAL OF LEGAL MATTERS BY BUYER'S COUNSEL. The validity or legality of all actions, proceedings, instruments and documents required to carry out this Agreement shall have been approved by Buyer's legal counsel.

      7.2.5 LITIGATION. There shall not have been instituted or threatened any legal proceeding by any third party seeking to prohibit the consummation of the transactions contemplated hereby or to obtain damages from Buyer with respect thereto, or to otherwise void this Agreement or any of the Ancillary Documents or any of such transactions. None of the parties shall be prohibited by any Order from consummating the transactions contemplated hereby, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the Ancillary Documents, the transactions contemplated hereby, or any action which has been taken by any of the parties in connection herewith or in connection with the transactions contemplated hereby.

      7.2.6 DELIVERY OF DOCUMENTS. Seller shall have made, executed and delivered the following documents in form and substance satisfactory to Buyer and its legal counsel:

            (a) An executed and acknowledged Assignment and Bill of Sale (in sufficient counterparts for recording) in the form of Exhibit 7.2.6(a) (the "ASSIGNMENT AND BILL OF SALE");

            (b) Letters in lieu of transfer orders, in a form reasonably satisfactory to Buyer, signed by Seller and addressed to all parties which pay Seller for hydrocarbons produced from the Assets directing such party to pay Buyer for all such hydrocarbons produced and sold after the Effective Date;

            (c) Any other instruments as Buyer may reasonably request to effect or support the transaction contemplated in this Agreement, including, without limitation, any lease assignment forms or other forms or filings required by federal or state agencies to transfer ownership of the Assets, certificates of resolutions and incumbency, shareholder consents, certificate of bylaws, etc.

      7.2.7 CONSENTS, NOTICE AND APPROVAL. All consents and approvals of all Persons necessary for the consummation of the transactions contemplated hereby under any agreement, Permit, law or regulation (other than consents of the type typically obtained after closing and consents to the transfer of Seller's Disclosed Contracts) shall have been received and delivered to Buyer and all notices to any Person required hereunder to be given (prior to Closing) by Seller in respect to the transactions contemplated hereunder, shall have been duly given. Requisite approval of Buyer's and Seller's shareholders shall have been obtained.

      7.3 CONDITIONS TO THE OBLIGATIONS OF SELLER. Unless waived (in whole or in part) in writing by Seller the obligations of Seller hereunder are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions precedent by Buyer:

      7.3.1 NO MATERIAL ERRORS. The representations and warranties of Seller in
Article 4 hereof shall be deemed to have been made again on the Closing Date and must be then true and correct, subject to any changes contemplated by this Agreement.

      7.3.2 CERTIFICATE OF BUYER. Buyer shall have delivered to Seller a certificate, dated as of the Closing Date and executed by a duly authorized representative of Buyer certifying that the conditions specified in Sections
7.3.1 and 7.3.3 hereof have been fulfilled.

      7.3.3 COMPLIANCE WITH AGREEMENT. All of the terms and conditions of this Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been complied with and performed.

      7.3.4 APPROVAL OF LEGAL MATTERS BY SELLER'S LEGAL COUNSEL. The validity or legality of all actions, proceedings, instruments and documents required to carry out this Agreement shall have been approved by Seller's legal counsel.

      7.3.5 LITIGATION. There shall not have been instituted or threatened any legal proceeding by any third party seeking to prohibit the consummation of the transactions contemplated hereby or to obtain damages from Seller with respect thereto, or to otherwise void this Agreement or any of the Ancillary Documents or any of such transactions. None of the parties shall be prohibited by any Order from consummating the transactions contemplated hereby, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the Ancillary Documents, the transactions contemplated hereby, or any action which has been taken by any of the parties in connection herewith or in connection with the transactions contemplated hereby.

      7.3.6 DELIVERY OF DOCUMENTS. Buyer shall have made, executed and delivered the following in form and substance satisfactory to Seller and its legal counsel:

            (a) the Warrants, and a certificate or multiple certificates (as Seller may reasonably request) representing the Stock;

            (b) any ratification and joinder instruments executed by Seller as may be required to transfer Seller's rights, obligations and interests in the Seller's Disclosed Contracts and the other Assets;

            (c) any applications executed by Seller which may be necessary to transfer regulatory Permits to which the Assets or any of them are subject;

            (d) written resignation of all officers of Buyer from all of their positions with Buyer and its Subsidiaries effective as of the Closing Date and the written resignation of all members of the board of directors of Buyer, except William J. Bippus and Gregory Stephens, effective as of the Closing Date;

            (e) a true and correct copy of the written resolutions of the Board of Directors of Buyer, certified by the President of Buyer, in accordance with
Article 10 hereof which resolutions shall not be amended, modified or revoked;

            (f) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of Buyer, certifying (a) that the attached copies of the Articles of Incorporation and Bylaws of Buyer, are all true, complete and correct and remain unamended and in full force and effect and (b) as to the incumbency and specimen signature of each officer of Buyer executing this Agreement and any other document delivered in connection herewith on behalf of Buyer. Attached to such certificate shall be certificate of good standing for the state of Delaware and each other jurisdiction where Buyer is required to be so qualified or authorized;

            (g) an amendment to the employment agreement between Buyer and William Bippus in accordance with Section 10.2; and

            (h) any and all other documents or instruments as Seller may reasonably request (including, but not limited to, certificate of resolutions and incumbency, certificate as to shareholder approval, certificate of bylaws, etc.).

      7.3.7 CONSENTS, NOTICE AND APPROVAL. All consents and approvals of all Persons necessary for the consummation of the transactions contemplated hereby under any agreement, Permit, law or regulation (other than consents of the type typically obtained after closing and consents to the transfer of Buyer's Disclosed Contracts) shall have been received and delivered to Seller and all notices to any Person required hereunder to be given (prior to Closing) by Buyer in respect to the transactions contemplated hereunder, shall have been duly given. Requisite approval of Seller's and Buyer's shareholders shall have been obtained.

7.4   POST-CLOSING   OBLIGATIONS.   Seller  and  Buyer   have  the   following
post-Closing obligations:

      7.4.1 RECORDS. Within fifteen (15) days after Closing, Seller shall deliver to Buyer the originals (or if originals are not available, legible copies) of the Records, at a location designated by Buyer. Buyer shall use its best efforts to preserve and maintain the Records for at least seven (7) years after the Closing Date. Buyer shall notify Seller before destroying any of the Records during such period. Seller reserves the right to access and copy (at its own expense) the Records for seven (7) years after the Closing Date, and Buyer agrees to provide access to the Records to Seller during normal business hours.

      7.4.2 RECORDING AND FILING. Buyer, within thirty (30) days after Closing, shall (i) record the Assignment and Bill of Sale and all other instruments that must be recorded to effectuate the transfer of the Assets, and (ii) file for approval with the applicable government agencies all state and federal transfer and assignment documents for the Assets. Buyer shall provide Seller a recorded copy of the Assignment and Bill of Sale and other recorded instruments, and approved copies of the state and federal transfer and assignment documents as soon as they are available.

      7.4.3 FURTHER ASSURANCES. Buyer and Seller agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably necessary to effectuate the purposes of this Agreement.

      7.4.4 ADDITIONAL DIRECTOR. At such time, following the Closing, as Seller may determine William J. Bippus and Gregory A. Stephens agree to elect such nominee as seller may nominate.

7.5 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall be deemed to be material, and shall be deemed to have been relied upon by the party to whom such warranties or representations are given or made, as a material inducement to enter into and close this Agreement and to consummate the transfer of the Assets, notwithstanding any inspection made by such party. All representations and warranties of the parties made in this Agreement (i) shall survive the Closing and all inspections, examinations or audits on behalf of the parties and (ii) shall be subject to legal claims until the applicable statute of limitation runs.

ARTICLE 8. INDEMNIFICATION, TERMINATION

8.1 INDEMNIFICATION. Buyer, on the one hand, and Seller on the other hand, (herein designated "INDEMNIFYING PARTY") each hereby agrees to indemnify, defend and hold harmless the other (hereinafter severally designated "INDEMNIFIED PARTY") against and in respect of any and all Indemnified Damages that result to Indemnified Party from (i) any breach or inaccuracy of any representation or warranty or any material omission made by or on behalf of the Indemnifying Party in or pursuant to this Agreement or any of the Ancillary Documents, and/or (ii) any breach or default in the performance by the Indemnifying Party of any of the obligations to be performed by the Indemnifying Party hereunder. For purposes of this Section 8.1, the term "INDEMNIFIED DAMAGES" means any and all claims, actions, demands, losses, costs, expenses, liabilities, penalties, and other damages, including without limitation, reasonable attorneys' fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same, in opposing the imposition of the same, and/or in enforcing this indemnity. The Indemnifying Party shall obtain the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed before ceasing to defend against such claim or entering into any settlement, adjustment, or compromise of such claim unless such settlement, adjustment, or compromise involves only the payment of monetary consideration by the Indemnifying Party and does not involve any admission of fact that might have a Material Adverse Effect on the future business or operations of the Indemnified Party or which might reasonably prejudice the Indemnified Party in subsequent or other litigation. The Indemnifying Party shall reimburse the Indemnified Party on demand for any payment made or damages sustained by the Indemnified Party at any time after the Closing Date, whether based upon the judgment of any court of competent jurisdiction, pursuant to a bona fide compromise or settlement of claims, demands or actions, or otherwise in respect of any Indemnified Damages. The Indemnified Party agrees that promptly upon receipt by the Indemnified Party of notice of any demand, assertion, claim, action, or proceeding, judicial or otherwise, with respect to any matter as to which the Indemnifying Party has agreed to indemnify the Indemnified Party, the Indemnified Party will give prompt written notice thereof to the Indemnifying Party, together, in each instance, with a statement of such information respecting such demand, assertion, claim, action, or proceeding as the Indemnified Party shall then possess. The Indemnifying Party reserves the right to contest and defend by all appropriate legal or other proceedings any demand, assertion, claim, action or proceeding with respect to which it has been called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that:

      8.1.1 Notice of the intention so to contest shall be delivered to the Indemnified Party within fourteen (14) calendar days from the date of receipt by the Indemnifying Party of notice of the assertion of such demand, assertion, claim, action, or proceeding;

      8.1.2 The Indemnifying Party shall pay all cost and expenses of such contest, including all attorneys' and accountants' fees and the cost of any bond required by law to be posted in connection with such contest; and

      8.1.3 Such contest shall be conducted by reputable attorneys employed by the Indemnifying Party at the Indemnifying Party's cost and expense, but the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of his or its own choosing at its expense.

If after such opportunity, the Indemnifying Party does not elect to participate, or does not participate, in any such proceedings, the Indemnifying Party shall be bound by the results obtained by the Indemnified Party, including without limitation any out-of-court settlement or compromise. If the Indemnifying Party elects to contest any demand, assertion or claim, the Indemnifying Party shall not be obligated to make any payments to the Indemnified Party with respect thereto until the legal remedies available to the Indemnifying Party or Indemnified Party, as the case may be, with respect to such demand, assertion or claim shall have been exhausted or waived by the Indemnifying Party and/or the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party in contesting any demand, assertion or claim which the Indemnifying Party elects to contest, or if appropriate, in the making of any counterclaim that the Indemnifying Party may have against the Person asserting such demand, assertion or claim or any cross-complaint that the Indemnifying Party may have against any Person, but the Indemnifying Party will reimburse the Indemnified Party, within seven (7) days of demand therefor, for any expenses incurred by the Indemnified Party in so cooperating with the Indemnifying Party. If such counterclaim or cross-complaint results in receipt by the Indemnified Party of amounts in excess of the amount which is subject to any such demand, assertion or claim, such excess shall first be applied to the payment of the reasonable costs and expenses of the Indemnified Party incurred in connection with such contest, counterclaim, or cross-complaint, and the balance retained by the Indemnifying Party.

8.2 TERMINATION OF AGREEMENT. This Agreement may, by written notice given at or prior to Closing in the manner hereinafter provided, be terminated or abandoned:

            (a) by either party if the Closing does not occur on or before November 15, 1997.

            (b) by Purchaser if a material default or breach is made by Seller with respect to the due and timely performance of Seller's covenants, representations, warranties, and agreements contained herein, or with respect to the correctness of or due compliance with any of Shareholders' representations and warranties hereof and such default (i) cannot be cured within ten (10) days after written notice thereof has been delivered by Purchaser to Seller or (ii) has not been waived; provided, however, if Seller notifies Purchaser of any default or breach by Seller hereunder and Purchaser elects in writing not to terminate this Agreement, Purchaser shall be deemed to have waived such default or breach;

            (c) by Seller if a material default or breach is made by Purchaser with respect to the due and timely performance of any of Purchaser's covenants, representations, warranties and agreements contained herein or with respect to the correctness of or due compliance with any of Purchaser's representations and warranties hereof, and such default (i) cannot be cured within ten (10) days after written notice thereof has been delivered by Seller to Purchaser or (ii) has not been waived; provided, however, if Seller notifies Purchaser of any default or breach by Purchaser hereunder and Seller chooses not to terminate this Agreement, Seller shall be deemed to have waived such default or breach; or

            (d) by mutual consent of the parties.

ARTICLE 9.  TAXES AND EXPENSES.

9.1 RECORDING EXPENSES. Buyer shall pay all costs of recording and filing the Assignment and Bill of Sale for the Assets, all state and federal transfer and assignment documents, and all other instruments.

9.2 SALES TAXES. Buyer shall remit all applicable state and county sales taxes due after Closing on the Assets.

ARTICLE 10.  MANAGEMENT OF BUYER

10.1 BOARD OF DIRECTORS AND OFFICERS. At or prior to the Closing the Board of Directors of Buyer shall sign unanimous written resolutions to be effective as of the Closing Date, which must be acceptable to Seller and which; (i) appoint
L. Craig Ford as President, Secretary and Chief Executive Officer and as a Director of Buyer; (ii) appoints John L. Moran as a Vice President and as a Director of Buyer; (iii) appoint William J. Bippus as a Vice President and as a Director of Buyer (iv) appoint Gregory Stephens as a Director of Buyer, (v) appoints no others as Directors of Buyer; (vi) appoint Mitchell F. Veh, Jr., Dennis P. McGrath, and Kenneth R. Koepke and as Vice Presidents of Buyer; and
(vii) appoints no other officers of Buyer.

10.2 BIPPUS EMPLOYMENT. Promptly after execution of this Agreement Buyer and William J. Bippus shall modify Mr. Bippus' employment agreement, to be effective as of the Closing Date, whereby Buyer shall employ Mr. Bippus as a Vice President and Mr. Bippus' salary will become $84,000 per annum, beginning November 1, 1997. As of October 31, 1997 and by agreement of Mr. Bippus and the Board of Directors of ARXA the accrued and unpaid salary due Mr. Bippus is $48,750.00.

ARTICLE 11. MISCELLANEOUS

11.1 PRESS RELEASES. Neither party may make press releases or other public announcements concerning this transaction, without the other party's prior written consent and agreement to the form of the announcement, except as may be required by applicable laws or rules and regulation of any governmental agency or stock exchange, which consent may be withheld, conditioned or delayed for any reasonable purpose. Unless and until this Agreement has been terminated Seller shall not:

            (a) directly or indirectly, encourage, solicit, initiate or participate in any discussions or negotiations with any Person or group concerning any merger, sale of substantial assets, business combination, sale of shares of capital stock or similar transactions involving Seller or the Assets, whether by providing non-public information of otherwise; or

            (b) disclose, directly or indirectly, any information not customarily disclosed to any Person concerning Seller or the Assets, afford to any other Person access to the properties, books or records, or otherwise assist any Person in connection with any of the foregoing.

11.2 NOTICES. All notices given in connection with this Agreement must be in writing. Any notice under this Agreement may be given by personal delivery, facsimile transmission, U.S. mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

      Seller:                                   Buyer:
      Phoenix Energy Group, Inc.             Arxa International Energy, Inc.
      110 Cypress Station Drive, Suite 280   25227 Grogan's Mill Road
      Houston, TX  77090                     The Woodlands, TX 77381
      Telephone: (281) 444-1088              Telephone:  (281) 296-1621
      Fax: (281) 444-4616                    Fax: (281) 296-1676

      William J. Bippus
      25227 Grogan's Mill Road
      The Woodlands, TX  77380
      Telephone:  (281) 296-1621
      Fax: (281) 296-1676

Any party, by written notice to the other, may change the address or the individual to which or to whom notices are to be sent under this Agreement.

11.3 BINDING EFFECT; ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, unless the assignment occurs by merger, reorganization or sale of all of a party's assets. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties, and their successors and permitted assigns. This Agreement shall not be assigned by Buyer without the consent of Seller or by Seller without the consent of the Buyer, except that Seller or Buyer may assign its rights (but not its obligations) hereunder to any Subsidiary or Affiliate. This provision pertains to this Agreement only and does not require Buyer to obtain the consent of Seller prior to selling all or any part of the Assets after Closing.

11.4 ENTIRETY OF AGREEMENT; AMENDMENT. This Agreement, including the Exhibits, constitutes the entire understanding between the parties with respect to subject matter hereof, superseding all negotiations, prior discussions, representations, and prior agreements and understandings relating hereto.

11.5 GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND MUST BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION.

11.6 EXHIBITS. The Exhibits attached to this Agreement are incorporated into and made a part of this Agreement. In the event of a conflict between the provisions of the Exhibits or the executed Assignment and Bill of Sale and the foregoing provisions of this Agreement, the provisions of this Agreement take precedence over the foregoing Exhibits and the executed Assignment and Bill of Sale. In the event of a conflict between the provisions of the pro forma Assignment and Bill of Sale attached to this Agreement as Exhibit 7.2.6(a) and the executed Assignment and Bill of Sale, the provisions of the executed Assignment and Bill of Sale take precedence.

11.7 OPERATOR. Upon and after Closing, Seller shall take all action and execute all documents reasonably requested by Buyer so as to have Buyer named as successor operator on those portions of the Assets where Seller is operator as of the date hereof.

11.8 HEADINGS. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.9 REFERENCES TO THIS AGREEMENT. "This Agreement", "hereto", "herein", "hereby", "hereunder", "hereof", and similar expressions refer to this Agreement, any addenda and amendments to this Agreement and the exhibits attached to this Agreement and not to any particular article, section, subsection, paragraph, subparagraph, clause or any other portion of this agreement and include any and every supplemental or ancillary agreement to this Agreement.

11.10 EXHIBITS. Each of the Exhibits referenced in this Agreement have been attached to this Agreement and are hereby incorporated herein for all purposes as though fully set forth.

11.11 THIRD PARTY RIGHTS. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any Person who is not a party to this Agreement (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns; PROVIDED HOWEVER, that Indemnified Parties are intended third party beneficiaries hereof to the extent provided in Section 8.1.

11.12 EXPENSES OF TRANSACTION. Seller and Purchaser, having been represented common legal counsel, shall share in equal proportions the fees and expenses of such legal counsel, and shall each bear the fees and expenses of any legal counsel who represented it separately in negotiating this Agreement and the Ancillary Documents and in closing the transaction contemplated hereby.

Authorized representatives of Seller and Buyer sign below indicating their agreement to the terms of this Agreement.


SELLER:                                 BUYER:
PHOENIX ENERGY GROUP, INC.              ARXA INTERNATIONAL ENERGY, INC.

By: /s/ L. CRAIG FORD,                  By: /s/ WILLIAM J. BIPPUS,
        L. Craig Ford, President                William J. Bippus, President
Date: 10-27-97                          Date:10-27-97


/s/ WILLIAM J. BIPPUS
WILLIAM J. BIPPUS, individually
(signing only to indicate his assent to
the provisions of Section 10.2 and Section
7.4.4)

Date: 10-27-97

/s/ GREGORY A. STEPHENS
GREGORY A. STEPHENS, individually
(signing only to indicate his assent to
the provisions of Section 7.4.4)

Date: 10-27-97

                                INDEX OF EXHIBITS

EXHIBIT NUMBER                HEADING OF EXHIBIT
--------------                ------------------
2.1                           Permitted Encumbrances

2.1.1                         Leases

2.1.3                         Wells

2.1.6                         Seller's Related Contracts

2.10                          Seller's Fixed Assets

3.1                           Form of Warrant

3.2                           Allocation of Purchase Price and Form 8594

4.1.1(a)                      Buyer's Certificate of Incorporation

4.1.1(b)                      Buyer's Bylaws

4.1.5                         Other Agreements of Buyer relating to its assets

4.1.15(a)                     Principal Shareholders of Buyer

4.1.15(b)                     Holders of Buyer's Warrants

4.1.15(c)                     Holders of Buyer's Options

4.1.15(d)                     Buyer's Subsidiaries

4.1.17                        Registration Rights relating to Buyer

4.1.18                        Buyer's Convertible Securities

4.1.19                        Buyer's Litigation

4.1.21                        Buyer's Disclosed Contracts

4.1.24                        Buyer's Recent Changes

4.2.1(a)                      Seller's Articles of Incorporation

4.2.1(b)                      Seller's Bylaws

4.2.13                        Seller's Subsidiaries

4.2.14                        Seller's Litigation

4.2.17                        Seller's Open AFE's

4.2.18                        Seller's Disclosed Contracts

4.2.24                        Seller's Financial Statement

4.2.25                        Seller's Recent Changes

7.2.6(a)                      Form of Assignment and Bill of Sale